Exhibit 1.1

EXECUTION COPY

ENERGY TRANSFER EQUITY, L.P.

21,000,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

February 2, 2006

UNDERWRITING AGREEMENT

February 2, 2006

UBS Securities LLC

Wachovia Capital Markets, LLC

Credit Suisse Securities (USA) LLC

As Representatives of the Several Underwriters

A.G. Edwards & Sons, Inc.

RBC Capital Markets Corporation

Oppenheimer & Co. Inc.

Raymond James & Associates, Inc.

Stephens Inc.

As Managing Underwriters

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

Energy Transfer Equity, L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom UBS Securities LLC (“UBS”), Wachovia Capital Markets, LLC and Credit Suisse Securities (USA) LLC are acting as representatives (the “Representatives”), an aggregate of 21,000,000 common units (the “Firm Units”), representing limited partner interests in the Partnership (“Partnership Units”). In addition, solely for the purpose of covering over-allotments, the Partnership proposes to grant to the Underwriters the option to purchase from the Partnership up to an additional 3,150,000 common units (the “Additional Units”). The Firm Units and the Additional Units are hereinafter collectively sometimes referred to as the “Units.” The Units are described in the Prospectus which is referred to below. This agreement (the “Agreement”) is to confirm the agreement among the Partnership and LE GP, LLC, a Delaware limited liability company (the “General Partner” and, together with the Partnership, the “ETE Entities”), on the one hand, and the Underwriters, on the other hand, concerning the purchase of the Units from the Partnership by the Underwriters. The ETE Entities, Energy Transfer Partners, L.L.C., a Delaware limited liability company (“ETP GP LLC”), Energy Transfer Partners GP, L.P., a Delaware limited partnership (“ETP GP LP”), and the other entities listed on Schedule B hereto are hereinafter collectively sometimes referred to as the “Energy Transfer Entities.”

The Partnership hereby acknowledges that, in connection with the proposed offering (the “Offering”) of the Units, it has requested UBS Financial Services Inc. (“UBS-FinSvc”) to administer a directed unit program (the “Directed Unit Program”) under which up to 2,000,000 Firm Units (the “Reserved Units”) shall be reserved for sale by UBS-FinSvc at the initial public offering price to the General Partner’s officers, directors, employees and consultants and other persons having a relationship with the Partnership as designated by the Partnership (the “Directed Unit Participants”) as part of the distribution of the Units by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the

National Association of Securities Dealers, Inc. (the “NASD”) and all other applicable laws, rules and regulations. The number of Units available for sale to the general public will be reduced to the extent that Directed Unit Participants purchase Reserved Units. The Underwriters may offer any Reserved Units not purchased by Directed Unit Participants to the general public on the same basis as the other Units being issued and sold hereunder. The Partnership has supplied UBS-FinSvc with the names, addresses and telephone numbers of the individuals or other entities which the Partnership has designated to be participants in the Directed Unit Program. It is understood that any number of those so designated to participate in the Directed Unit Program may decline to do so.

The Partnership has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-128097) under the Act, including a prospectus, relating to the Units. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof, (ii) any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed, pursuant to Rule 430A or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Units pursuant to Rule 462(b) under the Act, is herein called the “Registration Statement,” and the prospectus in the form filed by the Partnership with the Commission pursuant to Rule 424(b) under the Act.

The Partnership has furnished to you, for use by the Underwriters and by dealers in connection with the Offering, copies of one or more preliminary prospectuses relating to the Units. Except where the context otherwise requires, “Preliminary Prospectus,” as used herein, means each such preliminary prospectus, in the form so furnished.

Except where the context otherwise requires, “Prospectus,” as used herein, means the prospectus filed by the Partnership with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), or, if no such filing is required, the final prospectus included in the Registration Statement at the time it became effective under the Act, in each case in the form furnished by the Partnership to you for use by the Underwriters and by dealers in connection with the Offering.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule D attached hereto and each “road show” (as defined in Rule 433(h)(4) under the Act), if any, related to the Offering contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act) (each such road show, a “Road Show”).

“Disclosure Package,” as used herein, means any Preliminary Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any.

Any reference herein to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, without limitation, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date such Preliminary Prospectus, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Partnership has prepared and filed, in accordance with Section 12 of the Exchange Act, a registration statement (as amended, the “Exchange Act Registration Statement”) on Form 8-A (File No. 001-32740) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the class of securities consisting of the Partnership Units.

A. It is understood and agreed to by all parties that the Partnership directly or indirectly owns, or will own, as of the time of purchase:

1. a 2% general partner interest in Energy Transfer Partners, L.P., a publicly traded Delaware limited partnership (“ETP”), which the Partnership holds through its ownership of 100% of the Class A limited partner interests in ETP GP LP;

2. 50% of the outstanding incentive distribution rights in ETP (the “Incentive Distribution Rights”), which the Partnership holds through its indirect ownership of 50% of the Class B limited partner interests in ETP GP LP; and

3. approximately 36.4 million ETP units, including approximately 33.83 million Common Units (as defined below) and approximately 2.57 million Class F Units (as defined below);

each as more particularly described in the Preliminary Prospectus and the Prospectus.

B. It is further understood and agreed to by all parties that, prior to giving effect to the Offering, on the date hereof, the Partnership is owned, in simplified terms, by (i) the General Partner, which holds a 0.63% general partner interest; (ii) ETC Holdings, LP, a Delaware limited partnership, which holds a 60.2% limited partner interest; and (iii) certain other limited partners, who collectively hold a 39.17% limited partner interest.

C. The following additional transactions will occur substantially contemporaneously with the initial time of purchase:

1. The Partnership shall have amended and restated its agreement of limited partnership (as so amended and restated, the “Partnership Agreement”) to conform to the description thereof set forth in the Prospectus under the caption “Description of Our Partnership Agreement.”

2. ETP GP LP shall have amended and restated its agreement of limited partnership (as so amended and restated, the “ETP GP LP Partnership Agreement”).

3. The Partnership shall have received 50% of the Class B limited partner interests in ETP GP LP pursuant to the terms of a Contribution and Conveyance Agreement (the “Contribution and Conveyance Agreement”).

4. ETP GP LLC shall have amended and restated its limited liability company agreement (as so amended and restated, the “ETP GP LLC Agreement”).

5. The Partnership and ETP shall have entered into a Shared Services Agreement (the “Shared Services Agreement”).

6. The Partnership shall have repaid in full $600 million of outstanding indebtedness under the Existing Credit Agreement (as defined below).

7. The Partnership shall have entered into a new, $500 million credit agreement by and among the Partnership, Wachovia Bank, National Association (as administrative agent) and the other lenders party thereto (the “New Credit Agreement”).

8. ETP shall have amended its agreement of limited partnership (as so amended, the “ETP Partnership Agreement”) to provide for the issuance by ETP of Class F units having the terms described in the Prospectus under the caption “Material Provisions of Energy Transfer Partners’ Partnership Agreement” (the “Class F Units”).

9. The Partnership shall have purchased approximately 1.07 million additional Common Units and approximately 2.57 million Class F Units in the manner described in the Prospectus.

The transactions described above in clauses (B) and (C), together with the issuance and sale of the Units pursuant to this Agreement, are referred to herein as the “Transactions.”

The “Transaction Documents” shall mean the Shared Services Agreement, the Existing Credit Agreement, the New Credit Agreement and the Contribution and Conveyance Agreement. The “Organizational Documents” shall mean each of the GP LLC Agreement (as defined below), the Partnership Agreement, the ETP GP LP Partnership Agreement, the ETP GP LLC Agreement and the ETP Partnership Agreement and the certificates of limited partnership or formation and other organizational documents of the General Partner, the Partnership and ETP (as defined below). The “Operative Documents” shall mean the Transaction Documents and the Organizational Documents, collectively.

The ETE Entities and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell to the respective Underwriters, the General Partner agrees to cause the Partnership to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Partnership the number of Firm Units set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of $19.7925 per unit. The Partnership is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Units as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Units upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Partnership hereby grants to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Partnership, ratably in accordance with the number of Firm Units to be purchased by each of them, all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Firm Units, at the same purchase price per unit to be paid by the Underwriters to the Partnership for the Firm Units. The Over-Allotment Option may be exercised by UBS on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Partnership. Such notice shall set forth the aggregate number of Additional Units as to which the Over-Allotment Option is being exercised and the date and time when the Additional Units are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised. The number of Additional Units to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Units being purchased as the number of Firm Units set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Units (subject, in each case, to such adjustment as you may determine to eliminate fractional units), subject to adjustment in accordance with Section 8 hereof.

2. Payment and Delivery. Payment of the purchase price for the Firm Units shall be made to the Partnership by Federal Funds wire transfer against delivery of the certificates for the Firm Units to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on February 8, 2006 (unless another time shall be agreed to by you and the Partnership or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.” Electronic transfer of the Firm Units shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Units shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Units. Electronic transfer of the Additional Units shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Units shall be made at the offices of Vinson & Elkins L.L.P., 1001 Fannin, Suite 2300 in Houston, Texas, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Units or the Additional Units, as the case may be.

3. Representations and Warranties of the ETE Entities. Each of the ETE Entities, jointly and severally, represents and warrants to and agrees with each of the Underwriters that:

(a) Registration; No Material Misstatements or Omissions. The Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Units pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Units; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or Permitted Free Writing Prospectus or the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been instituted or, to the knowledge of the ETE Entities after due inquiry, are contemplated by the Commission; the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Act; the Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act; each Preliminary Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects, with the requirements of the Act; at no time during the period that begins on the earlier of the date of such Preliminary Prospectus and the date such Preliminary Prospectus was filed with the Commission and ends at the time of purchase did or will any Preliminary Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Preliminary Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of its date, the date that it is filed with the Commission, the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the Prospectus and the date the Prospectus is filed with the Commission and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units did or will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at the time of purchase did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the ETE Entities make no representation or warranty with respect to any statement contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in the Registration Statement, such Preliminary Prospectus, the Prospectus or such Permitted Free Writing Prospectus, as applicable, complied, in all material respects, with the requirements of the Act and the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All Permitted Free Writing Prospectuses were preceded by, or accompanied with, a statutory prospectus meeting the requirements of Section 10(a) of the Act as required by Rule 164 under the Act.

(b) Prospectuses Used in Offering. Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Units by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Preliminary Prospectuses and the Permitted Free Writing Prospectuses, if any; the Partnership has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); each of the Preliminary Prospectuses is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act, including a price range where required by rule; neither the Partnership nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Units, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Partnership is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules

164 and 433 under the Act with respect to the Offering contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433(h)(4) under the Act) related to the Offering is solely the property of the Partnership; the Partnership has caused there to be made available at least one version of a “bona fide electronic road show” (as defined in Rule 433(h)(5) under the Act) in a manner that, pursuant to Rule 433(d)(8)(ii) under the Act, causes the Partnership not to be required, pursuant to Rule 433(d) under the Act, to file with the Commission any Road Show.

(c) Capitalization. As of the date of this Agreement, the Partnership has an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Preliminary Prospectuses and the Prospectus entitled “Capitalization” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) and, as of the time of purchase and any additional time of purchase, as the case may be, the Partnership shall have an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Preliminary Prospectuses and the Prospectus entitled “Capitalization” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) (subject, in each case, to the issuance of securities upon the exercise of options and warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus and the grant of options under existing option plans described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus); all of the issued and outstanding general partner interests, incentive distribution rights, limited partner interests, limited liability company interests and other securities of the Energy Transfer Entities have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; and no further approval or authority of the security holders or the Board of Directors of the General Partner are required for the offering, issuance and sale of the Units; the Certificate of Formation of the Partnership and the Partnership Agreement, each in the form filed as an exhibit to the Registration Statement, have been heretofore duly authorized and approved in accordance with the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and shall become effective and be in full force and effect on or before the time of purchase; the Units are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the NYSE.

(d) Formation and Qualification of the Energy Transfer Entities. Each of the Energy Transfer Entities has been duly formed and is validly existing in good standing as a limited partnership or limited liability company, as the case may be, under the laws of its respective jurisdiction of formation, with all partnership or limited liability company power and authority necessary to own, lease and operate its properties and conduct its business and, (i) in the case of the General Partner, to act as the general partner of the Partnership, (ii) in the case of ETP GP LLC, to act as the general partner of ETP GP LP, (iii) in the case of ETP GP LP, to act as the general partner of ETP and Heritage Operating, L.P., a Delaware limited partnership (“HOLP”), (iv) in the case of LA GP, LLC, a Texas limited liability company (“LA GP”), to act as the general partner of La

Grange Acquisition, L.P., a Texas limited partnership (“ETC OLP” and, together with HOLP, the “OLPs”), (v) in the case of each party to an Operative Document that is an Energy Transfer Entity, to execute and deliver the Operative Documents to which such Energy Transfer Entity is a party and to consummate the transactions contemplated thereby, and (vi) in the case of the General Partner and the Partnership, to execute and deliver this Agreement to consummate the transactions contemplated hereby.

(e) Foreign Qualification and Registration. Each of the Energy Transfer Entities is duly registered or qualified to do business as a foreign limited liability company or limited partnership, as the case may be, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such registration or qualification, except where the failure to be so registered or qualified and in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Energy Transfer Entities (taken as a whole); or (ii) prevent or materially interfere with the consummation of the transactions contemplated by this Agreement, including the Offering, the other transactions contemplated by the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, the Transactions, the Transaction Documents and the Operative Documents (any such effect or any such prevention or interference described in each of the foregoing clauses (i) or (ii) being herein referred to as a “Material Adverse Effect”); or (iii) subject the limited partners of the Partnership or ETP to any material liability or disability; insofar as the foregoing representation relates to the registration or qualification of each Energy Transfer Entity, the applicable jurisdictions are set forth on Schedule C hereto.

(f) Ownership of the General Partner. (i) Ray C. Davis owns 23.8% of the issued and outstanding membership interests in the General Partner; (ii) Kelcy L. Warren owns 23.8% of the issued and outstanding membership interests in the General Partner; and (iii) Natural Gas Partners VI, L.P., a Delaware limited partnership (“NGP”), owns 52.4% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner, as in effect at the time of purchase (the “GP LLC Agreement”), and each of Ray C. Davis, Kelcy L. Warren and NGP owns such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (collectively, “Liens”).

(g) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 0.63% general partner interest in the Partnership prior to giving effect to the Offering (the “GP Interest”); such GP Interest has been duly authorized and validly issued in accordance with the Partnership Agreement, as in effect at the time of purchase, and the General Partner owns such general partner interest free and clear of all Liens.

(h) Ownership of Certain Partnership Interests in the Partnership. The limited partners of the Partnership existing immediately prior to the time of purchase will own approximately 100.6 million Partnership Units (the “Existing Units”), representing an approximate 86.6% limited partner interest in the Partnership, which limited partner interests are owned free and clear of all Liens, other than Liens arising under (x) the Existing Credit Agreement or (y) the New Credit Agreement.

(i) Valid Issuance of Existing Units. All of the Existing Units and the limited partner interests represented thereby, will have been duly authorized and validly issued in accordance with the Partnership Agreement as of the time of purchase, and will have been fully paid (to the extent required under the Partnership Agreement) and nonassessable as of the time of purchase (except as such nonassessability may be affected by (i) matters described in the Registration Statement, the Preliminary Prospectuses and the Prospectus under the captions “Risk Factors—Risks Inherent in an Investment in Us—Your liability as a limited partner may not be limited, and our unitholders may have to repay distributions or make additional contributions to us under limited circumstances” and “Description of Our Partnership Agreement—Limited Liability” (and any similar information, if any, contained in any Permitted Free Writing Prospectus) and (ii) Sections 17-303 and 17-607 of the Delaware LP Act).

(j) Ownership of ETP GP LLC. The Partnership owns 100% of the issued and outstanding membership interests in ETP GP LLC; such membership interests have been duly authorized and validly issued in accordance with the ETP GP LLC Agreement and are fully paid (to the extent required under the ETP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and the Partnership owns such membership interests free and clear of all Liens other than Liens arising under (x) the Credit and Guaranty Agreement, dated as of June 16, 2005, among the Partnership and the other parties thereto (the “Existing Credit Agreement”) or (y) the New Credit Agreement.

(k) Ownership of ETP GP LP. (i) ETP GP LLC is the sole general partner of ETP GP LP, with a 0.01% general partner interest in ETP GP LP; (ii) such general partner interest has been duly authorized and validly issued in accordance with the ETP GP LP Partnership Agreement; (iii) ETP GP LLC owns such general partner interest free and clear of all Liens, other than Liens arising under (x) the Existing Credit Agreement or (y) the New Credit Agreement; (iv) the Partnership owns 100% of the Class A limited partner interests of ETP GP LP and 50% of the Class B limited partner interests of ETP GP LP; (v) such limited partner interests have been duly authorized and validly issued in accordance with the ETP GP LP Partnership Agreement and are fully paid (to the extent required under the ETP GP LP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and as otherwise described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any); and (vi) the Partnership owns its limited partner interests free and clear of all Liens other than Liens arising under (x) the Existing Credit Agreement or (y) the New Credit Agreement.

(l) Ownership of the General Partner Interest in ETP. ETP GP LP is the sole general partner of ETP with a 2.0% general partner interest in ETP (the “ETP GP Interest”); ETP GP LP owns the Incentive Distribution Rights; the ETP GP Interest and

the Incentive Distribution Rights (collectively, the “ETP GP LP Interests”) have been duly authorized and validly issued in accordance with the ETP Partnership Agreement; and ETP GP LP owns the ETP GP LP Interests free and clear of all Liens, other than Liens arising under (x) the Existing Credit Agreement or (y) the New Credit Agreement.

(m) Ownership of Limited Partner Interests in ETP. As of the date hereof, the issued and outstanding limited partner interests of ETP consist of approximately 106,985,711 common units representing limited partner interests in ETP (the “Common Units”); on February 8, 2006, the issued and outstanding ETP units will consist of approximately 110,625,711 ETP units comprised of approximately 108,055,561 Common Units and approximately 2,570,150 Class F Units; since November 30, 2005, there have been no issuances of Common Units or other securities of ETP, except for the exercise of options, the grant of restricted units or unit appreciation rights and the issuance of other equity securities of ETP pursuant to existing equity incentive plans described in the periodic and current reports filed by ETP with the Commission pursuant to the Exchange Act; on February 8, 2006, the Partnership will own approximately 33,843,690 Common Units, representing approximately a 31.3% limited partner interest and approximately 2,570,150 Class F Units (collectively, the “Owned Units”), in each case free and clear of all Liens, other than Liens arising under (x) the Existing Credit Agreement or (y) the New Credit Agreement; all of the Owned Units and the limited partner interests represented by the Common Units included therein have been duly authorized and validly issued in accordance with the ETP Partnership Agreement and are fully paid (to the extent required under the ETP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and as otherwise disclosed in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any).

(n) Ownership of the OLPs. (i) LA GP is the sole general partner of ETC OLP, with a 0.1% general partner interest in ETC OLP, and such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of ETC OLP, as in effect at the time of purchase (the “ETC OLP Agreement”); (ii) ETP GP LP is the sole general partner of HOLP, with a non-economic general partner interest in HOLP, and such general partner interests have been duly authorized and validly issued in accordance with the agreement of limited partnership of HOLP, as in effect at the time of purpose (the “HOLP Agreement” and, together with the ETC OLP Agreement, the “OLP Agreements”); (iii) LA GP and ETP GP LP own their general partner interests in ETC OLP and HOLP, respectively, free and clear of all Liens, other than as described in the Prospectus; (iv) Heritage ETC L.P., a Delaware limited partnership (“Heritage ETC”), and Heritage LP, Inc., a Delaware corporation (“Heritage LP”), are the sole limited partners of HOLP with a 99.999% limited partner interest and a 0.001% limited partner interest, respectively, in HOLP; (v) Heritage ETC is the sole limited partner of ETC OLP, with a 99.9% limited partner interest in ETC OLP; (vi) such limited partner interests have been duly authorized and validly issued in accordance with the applicable OLP Agreements and are fully paid (to the extent required under the applicable OLP Agreements) and nonassessable (except as such nonassessability may be affected by Section 6.07 of the Texas Revised Limited Partnership Act as to the limited partner interests in ETC OLP and Sections 17-303 and 17-607 of the Delaware LP Act as

to the limited partner interests in HOLP and as otherwise described in the Prospectus); and each such limited partner interest is owned free and clear of all Liens, other than as described in the Prospectus.

(o) Subsidiaries. The Partnership has no direct or indirect subsidiaries (as defined under the Act) other than the subsidiaries listed in Exhibit 21.1 of the Registration Statement (collectively, sometimes referred to herein as the “Subsidiaries”); other than the Subsidiaries, the Partnership does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; complete and correct copies of the formation and governing documents of each of the Energy Transfer Entities and all amendments thereto have been delivered to you, and, except as set forth in the exhibits to the Registration Statement, no changes thereto will be made on or after the date hereof, through and including the time of purchase, or, if later, any additional time of purchase; and each of the Energy Transfer Entities is in compliance with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect.

(p) Valid Issuance of Units. As of the time of purchase or any additional time of purchase, the Firm Units and the Additional Units, if any, and the limited partner interests represented thereby, will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by (i) matters described in the Registration Statement, the Preliminary Prospectuses and the Prospectus under the captions “Risk Factors—Risks Inherent in an Investment in Us—Your liability as a limited partner may not be limited, and our unitholders may have to repay distributions or make additional contributions to us under limited circumstances” and “Description of Our Partnership Agreement—Limited Liability” (and any similar information, if any, contained in any Permitted Free Writing Prospectus) and (ii) Sections 17-303 and 17-607 of the Delaware LP Act); and other than the Existing Units and the GP Interest, the Units will be the only partner interests of the Partnership issued and outstanding as of the time of purchase and any additional time of purchase, as applicable; the Units will be free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Units, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Partnership’s formation and governing documents or any agreement or other instrument to which the Partnership or any of the Energy Transfer Entities or their affiliates is a party or by which any of them or any of their respective properties may be bound or affected.

(q) Conformity to Description of Partnership Units. The Partnership Units conform in all material respects to the description thereof contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any; the certificates for the Units are in due and proper form; and the holders of the Units will not be subject to personal liability by reason of being such holders.

(r) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized and executed and validly delivered by the ETE Entities.

(s) Authorization, Execution, Delivery and Enforceability of Certain Agreements. As of the time of purchase:

(i) the Partnership Agreement will be duly authorized and executed and validly delivered by the General Partner and will be a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

(ii) the GP LLC Agreement will be duly authorized and executed and validly delivered by each of the members of the General Partner and will be a valid and legally binding agreement of each member of the General Partner, enforceable against each such member in accordance with its terms;

(iii) the Shared Services Agreement will be duly authorized and executed and validly delivered by the parties thereto and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

(iv) the Contribution and Conveyance Agreement will be duly authorized and executed and validly delivered by the parties thereto and will be a valid and binding agreement of each of them, enforceable against each of them in accordance with its terms; and

(v) the New Credit Agreement will be duly authorized, executed and delivered by each of the parties thereto and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

except, with respect to each agreement described in this Section 3(s), as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(t) Authorization, Execution and Enforceability of Certain ETP Agreements. (i) As of the time of purchase or any additional time of purchase, the ETP GP LLC Agreement will be duly authorized and executed and validly delivered by the Partnership as the sole member of ETP GP LLC, and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; (ii) as of the time of purchase or any additional time of purchase, the ETP GP LP Partnership Agreement will be duly authorized and executed and validly delivered by ETP GP LLC, as the general partner of ETP GP LP, and the Partnership, as a limited partner of ETP GP

LP, and is a valid and legally binding agreement of each of ETP GP LLC and the Partnership, enforceable against each of ETP GP LLC and the Partnership in accordance with its terms; (iii) the ETP Partnership Agreement has been duly authorized and executed and validly delivered by ETP GP LP and is a valid and legally binding agreement of ETP GP LP, enforceable against ETP GP LP in accordance with its terms; (iv) the ETC OLP Agreement has been duly authorized and executed and validly delivered by each of LA GP and ETP and is a valid and legally binding agreement of each of LA GP and ETP, enforceable against LA GP and ETP in accordance with its terms; and (v) the HOLP Agreement has been duly authorized and executed and validly delivered by each of ETP GP LP and ETP and is a valid and legally binding agreement of each of ETP GP LP and ETP, enforceable against ETP GP LP and ETP in accordance with its terms; except, with respect to each agreement described in this Section 3(t), as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(u) No Conflicts or Violations; No Default. None of the Energy Transfer Entities is (A) in violation of its respective formation, governing or any other organizational documents, or (B) in breach of, in default under or violation of (nor has any event occurred which with notice, lapse of time or both would result in any breach of, default under or violation of or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or any part of such indebtedness under) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any of the Energy Transfer Entities is a party or by which any of them or any of their respective properties may be bound or affected, or (C) in violation of any federal, state, local or foreign law, regulation or rule, or (D) in violation of any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (E) in violation of any decree, judgment or order applicable to any of the Energy Transfer Entities or any of their respective properties, which breach, default or violation, in the case of clauses (B), (C), (D) and (E) above, would, if continued, have, individually or in the aggregate, a Material Adverse Effect or could materially impair the ability of the ETE Entities to perform their obligations under this Agreement; and none of (i) the execution, delivery and performance of this Agreement, the Transaction Documents and the Operative Documents by the parties thereto, (ii) the offering, issuance and sale of the Units or (iii) the consummation of the transactions contemplated hereby and thereby (including, without limitation, the Transactions) will conflict with, result in any breach or violation of or constitute a default under, nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under, or result in the creation or imposition of a Lien on any property or assets of any of the Energy Transfer Entities pursuant to (I) any formation, governing or any other organizational document of any of the Energy Transfer Entities, or (II) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any of the Energy Transfer Entities is a party or by which any of them or any of their respective properties may be bound or affected, or (III) any federal, state, local or foreign law, regulation or rule, or (IV) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (V) any decree, judgment or order applicable to any of the Energy Transfer Entities or any of their respective properties, which conflicts, breaches, violations or defaults, in the case of clauses (II), (III), (IV) or (V) above, would, individually or in the aggregate, have a Material Adverse Effect.

(v) No Consents Regarding the Offering. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority having jurisdiction over any Energy Transfer Entity or its property (including, without limitation, the NYSE) (each, a “Consent”) or any approval of the security holders of the ETE Entities, is required in connection with the Offering or the consummation by the Partnership of the transactions contemplated hereby (including, without limitation, the Transactions) other than (i) registration of the Units under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters or under the Conduct Rules of the NASD and (iii) such Consents that have been, or prior to the Closing Date will be, obtained.

(w) No Consents Regarding the Operative Documents. No Consent is required in connection with (i) the execution, delivery and performance of the Operative Documents by the parties thereto, or (ii) the consummation of the transactions (including, without limitation, the Transactions) contemplated by the Operative Documents, which Consent has not been, or prior to the Closing Date will not be, obtained.

(x) No Preemptive Rights, Registration Rights, Options or Other Rights. Except as described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Partnership to issue or sell to it Partnership Units or other equity interests of the Partnership, (ii) no person has any preemptive rights, rights of first refusal or other rights to purchase any Partnership Units or other equity interests in the Partnership (other than as provided in the Voting and Transfer Rights Agreements, dated as of October 1, 2002, by and among the Partnership, the General Partner and the other parties thereto), (iii) no person has any resale rights in respect of the Partnership Units that would be required to be disclosed in the Registration Statement and are not so disclosed and (iv) no person has the right to act as an underwriter or as a financial advisor to the Partnership in connection with the Offering; no person has the right, contractual or otherwise, to cause the Partnership to register under the Act any Partnership Units or other equity interests in the Partnership, or to include any such Partnership Units or other interests in the Registration Statement or the Offering; except for options, warrants or other rights granted pursuant to employee benefits plans, qualified option plans or other employee compensation plans of the Partnership or ETP, there are no outstanding options or warrants to purchase any partnership or membership interests or other securities of any of the ETE Entities.

(y) Permits. Each of the Energy Transfer Entities has all necessary licenses, authorizations, consents and approvals (each, a “Permit”) and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary Permits from other persons, in order to conduct its business, except for such permits that, if not obtained, would not have a Material Adverse Effect; none of the Energy Transfer Entities is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such Permit or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to any of the Energy Transfer Entities, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(z) Descriptions; Exhibits. All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), contracts, licenses, agreements, properties, leases or documents of a character required to be described in the Registration Statement, the Preliminary Prospectuses or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required; and the statements included in the Registration Statement, the Preliminary Prospectuses and the Prospectus under the headings “Our Cash Distribution Policy and Restrictions on Distributions,” “Partnership Agreement Provisions Relating to Cash Distributions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” and “— Debt Obligations,” “Management,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of Our Common Units,” “Description of Our Partnership Agreement,” “Energy Transfer Partners’ Cash Distribution Policy,” “Material Provisions of Energy Transfer Partners’ Partnership Agreement,” “Material Tax Consequences” and “Investment in Us by Employee Benefit Plans” (and any similar information, if any, contained in any Permitted Free Writing Prospectus) insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(aa) Litigation. There are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the ETE Entities after due inquiry, threatened or contemplated to which any of the Energy Transfer Entities or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect.

(bb) Independent Registered Public Accounting Firms. (i) Grant Thornton LLP, whose reports on the consolidated financial statements of the General Partner and the Partnership are included in the Registration Statement, the Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus containing an audit report, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board (United States) (the “PCAOB”); and (ii) Deloitte & Touche LLP, whose reports on the financial statements of HPL Consolidation LP (“HPL”) are included in the Registration Statement, the Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus containing an audit report, are independent registered public accountants as required by the Act and by the rules of the PCAOB.

(cc) Financial Statements. The financial statements included in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the General Partner and the consolidated financial position of the Partnership and the Subsidiaries as of the dates indicated and of the Acquired Entities as of the dates indicated and the consolidated results of operations, cash flows and changes in partners’ equity of the Partnership and the Subsidiaries for the periods specified and of the Acquired Entities for the periods specified and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved, except to the extent expressly disclosed therein; all pro forma financial statements or data included in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus (excluding the pro forma information set forth under the caption “Our Cash Distribution Policy and Restrictions on Distributions—Unaudited Pro Forma Available Cash” and the related notes) comply as to form, to the extent applicable, in all material respects with the requirements of the Act (including, without limitation, Regulation S-X under the Act), the Exchange Act (including, without limitation, Regulation G under the Exchange Act), Item 10 under Regulation S-K and Financial Interpretation No. 46, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; and the other financial and statistical data set forth in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Energy Transfer Entities. The assumptions and forecasts underlying the pro forma information set forth under the caption “Our Cash Distribution Policy and Restrictions on Distributions—Unaudited Pro Forma Available Cash” and the related notes in the Registration Statement, the Preliminary Prospectuses and the Prospectus (and any similar information, if any, contained in any Permitted Free

Writing Prospectus) are, in the informed judgment of management of the ETE Entities and ETP, reasonable.

(dd) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving, singly or in the aggregate, a prospective material adverse change, in the business, properties, management, financial condition, prospects, net worth or results of operations of the ETE Entities (individually or in the aggregate), on the one hand, and/or the Energy Transfer Entities (taken as a whole), on the other hand, (ii) any transaction which is material to the ETE Entities (individually or in the aggregate), on the one hand, and/or the Energy Transfer Entities (taken as a whole), on the other hand, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by any of the Energy Transfer Entities, which is material to the ETE Entities (individually or in the aggregate), on the one hand, and/or the Energy Transfer Entities (taken as a whole), on the other hand, (iv) any material change in the capitalization, ownership or outstanding indebtedness of any of the Energy Transfer Entities or (v) any dividend or distribution of any kind declared, paid or made on the security interests of any of the Energy Transfer Entities, in each case whether or not arising from transactions in the ordinary course of business.

(ee) Investment Partnership. None of the Energy Transfer Entities is and at no time during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units will any of them be, and, after giving effect to the Offering and sale of the Units, none of them will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Partnership Act of 1940, as amended (the “Investment Partnership Act”).

(ff) Title to Properties. Each of the Energy Transfer Entities has good and marketable title to all real property and good title to all personal property described in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus as being owned by any of them, free and clear of all Liens except (i) as described in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus, (ii) arising under the Security Agreement, dated as of June 28, 1996, among Heritage Holdings, Inc., a Delaware corporation, HOLP and Wilmington Trust Company, (iii) pursuant to the Third Amended and Restated Credit Agreement of HOLP, dated as of March 31, 2005, as amended, and (iv) as do not materially interfere with the use of such properties, taken as a whole, as described in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus. All of the real property and buildings held under lease by any of the Energy Transfer Entities are held under valid and subsisting and enforceable leases, with such exceptions as would not materially interfere with the use of such properties, taken as a whole, as described in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

(gg) Rights-of-Way. Each of the Energy Transfer Entities has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to enable it to use its pipelines as they have been used in the past and as they are expected to be used in the future as described in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus, subject to such qualifications as may be set forth in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus and except for such rights-of-way the lack of which would not have, individually or in the aggregate, a Material Adverse Effect; and, except as described in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or as would not interfere with the operations of the Energy Transfer Entities as conducted on the date hereof to such a material extent that the Representatives could reasonably conclude that proceeding with the Offering would be inadvisable, none of such rights-of-way contains any restriction that is materially burdensome to the Energy Transfer Entities, taken as a whole.

(hh) Intellectual Property. Each of the Energy Transfer Entities owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material sense with, and none of the Energy Transfer Entities has received any notice of conflict with, any such rights of others.

(ii) Labor and Employment. No labor disputes with the employees that are engaged in the businesses of the Energy Transfer Entities exist or, to the knowledge of the ETE Entities after due inquiry, are imminent or threatened that would, individually or in the aggregate, have a Material Adverse Effect. To the Partnership’s knowledge after due inquiry, there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder concerning the employees providing services to any of the Energy Transfer Entities.

(jj) Environmental Compliance. Except as described in the Registration Statement, any Preliminary Prospectus or the Prospectus, each of the Energy Transfer Entities and their subsidiaries (i) are in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted and (iii) have not received written notice of any, and to the knowledge of the ETE Entities after due inquiry there are no, pending events or circumstances that could reasonably be expected to form the basis for any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (iv)

are not subject to any pending or, to the knowledge of the ETE Entities after due inquiry, threatened actions, suits, demands, orders or proceedings relating to any Environmental Laws against the Energy Transfer Entities (collectively, “Proceedings”), except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, actual or potential liability or Proceedings could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as set forth in the Registration Statement, any Preliminary Prospectus, or the Prospectus and except for the Newmark Groundwater Contamination Superfund site (as to which an affiliate of the Partnership received a request for information under Section 104(2) of CERCLA (as defined below) in May 2001), none of the Energy Transfer Parties or their subsidiaries is currently named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”).

(kk) Tax Returns. All tax returns required to be filed by the Energy Transfer Entities through the date hereof by the Energy Transfer Entities have been timely filed (or extensions have been timely obtained with respect to such tax returns), and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided.

(ll) Insurance. The Energy Transfer Entities maintain insurance covering their properties, operations, personnel and businesses as the Partnership reasonably deems adequate; such insurance insures against such losses and risks to an extent that is adequate in accordance with customary industry practice to protect the Energy Transfer Entities and their businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase; none of the Energy Transfer Entities has reason to believe that it will not be able to renew any such insurance as and when such insurance expires.

(mm) No Business Interruptions. None of the Energy Transfer Entities has sustained since the date of the last audited financial statements included in the Registration Statement, any Preliminary Prospectuses, the Prospectus or any Permitted Free Writing Prospectuses any material loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(nn) Non-Renewal of Agreements; No Third Party Defaults. Except as described in the Registration Statement, any Preliminary Prospectus or the Prospectus, none of the Energy Transfer Entities has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements filed as an exhibit to, the Registration Statement, any Preliminary Prospectuses, the Prospectus or any Permitted Free Writing Prospectus, and no such termination or non-renewal has been threatened by any of the Energy Transfer Entities. To the knowledge of the ETE Entities after due inquiry, no third party to any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Energy Transfer Entities or any of their subsidiaries is a party or bound or to which their respective properties are subject, is in breach, default or violation under any such agreement (and no event has occurred that, with notice or lapse of time or both, would constitute such an event), which breach, default or violation would have a Material Adverse Effect.

(oo) Internal Controls. Each of the ETE Entities maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(pp) Disclosure Controls. Each of the ETE Entities has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the ETE Entities is made known to the President and Chief Financial Officer, in the case of the Partnership, and the Co-Chief Executive Officers and the Chief Financial Officer, in the case of ETP, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Partnership’s and ETP’s auditors and the Audit Committees of the Boards of Directors of the General Partner and ETP GP LP have been advised of: (A) any significant deficiencies in the design or operation of internal controls which could adversely affect the Partnership’s or ETP’s ability to record, process, summarize, and report financial data, (B) any fraud, whether or not material, that involves management or other employees who have a role in the Partnership’s or ETP’s internal controls, and (C) any material weaknesses in internal controls have been identified for the Partnership’s or ETP’s auditors; since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Partnership and ETP have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; and each of the ETE Entities and the directors and officers of each of the General Partner and ETP GP LP are in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NYSE promulgated thereunder; and the ETE Entities have taken all necessary actions to ensure that, upon and at all times after effectiveness of the Registration Statement, the ETE Entities and the officers and directors of the General Partner, in their capacities as such, will be in compliance in all material respects with the provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

(qq) Related Party Transactions. The Partnership has provided you true, correct and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by any of the Energy Transfer Entities or any affiliate thereof that is an entity (rather than an individual) to any director or executive officer of the General Partner, the Partnership, ETP GP LP or ETP, or to any family member or affiliate of any director or executive officer of the General Partner, the Partnership, ETP GP LP or ETP; and on or after July 30, 2002, none of the Energy Transfer Entities has, directly or indirectly, including through any Subsidiary: (A) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the General Partner, the Partnership, ETP GP LP or ETP, or to or for any family member or affiliate of any director or executive officer of the General Partner, the Partnership, ETP GP LP or ETP; or (B) made any material modification, including any renewal thereof, to the term of any personal loan to any director or executive officer of the General Partner, the Partnership, ETP GP LP or ETP, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.

(rr) Forward-Looking Statements. Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus has been made or reaffirmed with a reasonable basis and in good faith.

(ss) Statistical and Market-Related Data. All statistical or market-related data included in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(tt) No Prohibition on Distributions. None of the Partnership, ETP or the ETP Entities is currently prohibited, directly or indirectly, from making distributions in respect of its equity securities or, in the case of the ETP Entities, from repaying loans or advances to the Partnership or ETP, as applicable, except in each case as described in (A) the Registration Statement, any Preliminary Prospectus or the Prospectus, (B) the organizational documents of the Partnership, ETP or the ETP Entities or (C) the periodic and current reports filed by ETP with the Commission pursuant to the Exchange Act.

(uu) No Preferred Securities. Immediately after the issuance and sale of the Units as contemplated hereby, no preferred securities of the Partnership or ETP shall be issued or outstanding; and the issuance and sale of the Units as contemplated hereby will not cause any holder of Partnership Units or Common Units, securities convertible into or exchangeable or exercisable for Partnership Units or Common Units, or options, warrants or other rights to purchase Partnership Units or Common Units or any other securities of the Partnership or ETP to have any right to acquire any preferred securities of the Partnership or ETP.

(vv) NYSE Compliance. The Partnership is in compliance with the rules of the NYSE, including, without limitation, the requirements for initial and continued listing of the Partnership Units on the NYSE.

(ww) No Brokers’ Fees. Except pursuant to this Agreement, none of the Energy Transfer Entities has incurred any liability for any finder’s or broker’s fees or agent’s commissions in connection with the execution and delivery of this Agreement or the consummation of the transactions (including, without limitation, the Transactions) contemplated by this Agreement or by the Registration Statement, any Preliminary Prospectus or the Prospectus.

(xx) No Stabilizing Transactions. None of the Energy Transfer Entities nor any of their respective Affiliates (as such term in defined in Rule 405 promulgated under the Act) has taken, directly or indirectly, any action designed, or which has constituted or could reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Partnership or ETP to facilitate the sale or resale of the Units.

(yy) NASD Affiliations. To the knowledge of the ETE Entities after due inquiry, there are no affiliations or associations between (i) any member of the NASD and (ii) the Partnership, any of the General Partner’s officers or directors, any 5% or greater securityholders of the Partnership, or any beneficial owner of the Partnership’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as set forth in the Registration Statement, any Preliminary Prospectus or the Prospectus.

(zz) Directed Unit Program. The Registration Statement, each Preliminary Prospectus, the Prospectus and each Permitted Free Writing Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of any foreign jurisdiction in which any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus is distributed in connection with the Directed Unit Program; and no approval, authorization, consent or order of or filing with any governmental or regulatory commission, board, body, authority or agency, other than those heretofore obtained, is required in connection with the offering of the Reserved Units in any jurisdiction where the Reserved Units are being offered.

(aaa) Reserved Units Sales. The Partnership has not offered, or caused the Underwriters to offer, Units to any person pursuant to the Directed Unit Program with the intent to influence unlawfully (A) a customer or supplier of the Energy Transfer Entities to alter the customer’s or supplier’s level or type of business with the Energy Transfer Entities, or (B) a trade journalist or publication to write or publish favorable information about the Energy Transfer Entities or any of their products or services.

(bbb) No Distribution of Other Offering Materials. None of the Energy Transfer Entities has distributed nor will they distribute, prior to the later to occur of (x) the time of purchase and additional time of purchase and (y) the completion of the distribution of the Units, any prospectus (as defined under the Act) in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Prospectuses, the Prospectus, any Permitted Free Writing Prospectuses or other materials, if any, permitted by the Act, including Rule 134 promulgated thereunder.

In addition, any certificate signed by any officer of the ETE Entities or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the Offering shall be deemed to be a representation and warranty by the ETE Entity or Subsidiary, as the case may be, as to matters covered thereby, to each Underwriter.

4. Certain Covenants of the ETE Entities. The ETE Entities hereby agree:

(a) Blue Sky Qualification. To furnish such information as may be required and otherwise to cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Units; provided, however, that the Partnership shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Units); and to promptly advise you of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(b) Copies of Prospectus. To make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Partnership shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule) a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Units, the Partnership will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.

(c) Effectiveness of Registration Statement. If, at any time after this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Units may be sold, the Partnership will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective as soon as possible, and the Partnership will advise you promptly and, if requested by you, will confirm such advice in writing, (A) when such post-effective amendment or such Registration Statement has become effective, and (B) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Partnership agrees to file in a timely manner in accordance with such Rules).

(d) Filing of Amendments or Supplements. To advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the Exchange Act Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, the Exchange Act Registration Statement, any Preliminary Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing.

(e) Exchange Act Reports. Subject to Section 4(d) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units.

(f) Rule 462(b) Registration Statement. If necessary or appropriate, to file a registration statement pursuant to, and in accordance with, Rule 462(b) under the Act and pay the applicable fees in accordance with the Act.

(g) Misstatements and Omissions. To advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, which event could reasonably be expected to require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 4(d) hereof, to prepare and furnish, at the Partnership’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change.

(h) Earnings Information. To make generally available to its security holders, and to deliver to you, an earnings statement of the Partnership (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the

Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than April 14, 2007.

(i) Annual Report. To furnish to the Partnership’s security holders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet of the General Partner, as required, and the consolidated balance sheet and statements of income, partners’ equity and cash flow of the Partnership and the Subsidiaries for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent registered public accountants duly registered with the PCAOB).

(j) Copies of the Registration Statement. To furnish to you as many copies of the Registration Statement as you may reasonably request, as such Registration Statement was initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters and counsel.

(k) Copies of Other Documents. To furnish or make available via the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System to you and each of the other Underwriters for a period of five years from the date of this Agreement (i) copies of any reports, proxy statements, or other communications which the Partnership shall send to its security holders (excluding any periodic income tax reporting materials) or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly, transition and current reports filed with the Commission on Forms 10-K, 10-Q or 8-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Partnership is listed and (iv) such other information as you may reasonably request regarding the Energy Transfer Entities, in each case to the extent that such materials are not publicly available through the Commission or such exchange.

(l) Interim Financial Statements. To furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the General Partner and of the Partnership and the Subsidiaries which have been read by the General Partner’s and the Partnership’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 6(d) hereof.

(m) Application of Proceeds. To apply the net proceeds from the sale of the Units in the manner set forth under the caption “Use of Proceeds” in the Prospectus and to file such reports with the Commission with respect to the sale of the Units and the application of the proceeds therefrom as may be required by Rule 463 under the Act.

(n) Expenses. To pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Units including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Units to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and counsel and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Units for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Units on any securities exchange or qualification of the Units for quotation on the NYSE and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Units by the NASD, including the legal fees and filing fees and other disbursements of counsel to the Underwriters relating to NASD matters, (vii) the fees and disbursements of any transfer agent or registrar for the Units, (viii) the costs and expenses of the ETE Entities relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Units to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Partnership and any such consultants, and the cost of any aircraft chartered in connection with the road show, (x) the costs and expenses of qualifying the Units for inclusion in the book-entry settlement system of the DTC, (ix) the preparation and filing of the Exchange Act Registration Statement, including any amendments thereto, (x) the offer and sale of the Reserved Units, including all costs and expenses of UBS-FinSvc and the Underwriters, including the fees and disbursement of counsel for the Underwriters and (xi) the performance of the Partnership’s other obligations hereunder; provided, however, that (i) except as otherwise provided in this Section 4(n) and in Section 5 hereof, the Underwriters shall bear and pay all of their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes payable on the issuance of any Units and any advertising expenses incurred by them in connection with any offers they make and (ii) the Underwriters shall reimburse the Partnership for $875,000 of its expenses incurred in connection with this Offering.

(o) Rule 433(g) Records Retention Compliance. To comply with Rule 433(g) under the Act.

(p) Lock-Ups. Beginning on the date hereof and ending on, and including, the date that is 180 days after the date hereof (the “Lock-Up Period”), without the prior written consent of the Representatives, not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the

Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Partnership Units or Common Units or securities convertible into or exchangeable or exercisable for Partnership Units or Common Units or warrants or other rights to purchase Partnership Units or Common Units or any other securities of the Partnership that are substantially similar to Partnership Units or Common Units, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Partnership Units or Common Units or securities convertible into or exercisable or exchangeable for Partnership Units or Common Units or warrants or other rights to purchase Partnership Units or Common Units or any other securities of the Partnership or ETP that are substantially similar to Partnership Units or Common Units, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Partnership Units or Common Units or any securities convertible into or exercisable or exchangeable for Partnership Units or Common Units, or warrants or other rights to purchase Partnership Units or Common Units or any such securities, whether any such transaction is to be settled by delivery of Partnership Units or Common Units or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clauses (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Units as contemplated by this Agreement, (B) issuances of Partnership Units or Common Units upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, and (C) the issuance or registration of restricted units, employee options or other equity awards not exercisable during the Lock-Up Period pursuant to option plans described in the Registration Statement and the Prospectus; provided, however, that if (a) during the period that begins on the date that is 15 calendar days plus three business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Partnership or ETP issues an earnings release or material news or a material event relating to the Partnership or ETP occurs; or (b) prior to the expiration of the Lock-Up Period, the Partnership or ETP announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 4(p) shall continue to apply until the expiration of the date that is 15 calendar days plus three business days after the date on which the issuance of the earnings release or the material news or material event occurs; provided, further, that the terms and provisions of this paragraph and the Lock-Up Period shall also apply to the GP Interest, the ETP GP Interests and the Incentive Distribution Rights.

(q) Press Releases and Other Communications. Prior to the time of purchase or any additional time of purchase, as the case may be, the Partnership agrees not to issue any press release or other communication directly or indirectly and not to hold any press conferences with respect to the Partnership, ETP or any other Energy Transfer Entity, the financial condition, results of operations, business, properties, assets, or liabilities of any of the Energy Transfer Entities or the Offering, without your prior consent, which consent shall not be unreasonably withheld and (if it can be reasonably granted) shall be promptly given.

(r) Distribution of Prospectuses. Not, at any time at or after the execution of this Agreement, to offer or sell any Units by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the offering material in connection with the Offering other than the Prospectus.

(s) No Stabilization. None of the Energy Transfer Entities will take, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Partnership or ETP to facilitate the sale or resale of the Units.

(t) NYSE Listing. To use its best efforts to cause the Partnership Units to be listed on the NYSE and to maintain such listing.

(u) Transfer Agent. To maintain a transfer agent and, if necessary under the jurisdiction of formation of the Partnership, a registrar for the Partnership Units.

(v) Lock-Up Agreements and Restrictions. To cause (i) each Directed Unit Participant who purchases in excess of $100,000.00 worth of Reserved Units and (ii) each security holder named in Exhibit A-1 hereto to execute and deliver to the Underwriters an agreement (a “Lock-Up Agreement”), in substantially the form set forth as Exhibit A hereto, and otherwise to cause the Partnership Units (including, without limitation, such Reserved Units) that are subject to those Lock-Up Agreements to be restricted from sale, transfer, assignment, pledge or hypothecation to such extent as may be required by the NASD and its rules, and to direct the transfer agent to place stop transfer restrictions upon such Partnership Units (including, without limitation, such Reserved Units) during the Lock-Up Period or any such longer period of time as may be required by the NASD and its rules; and to comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which such Partnership Units (including, without limitation, such Reserved Units) are offered in connection with this Agreement and the Directed Unit Program.

5. Reimbursement of Underwriters’ Expenses. If the Units are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 8 hereof the default by one or more of the Underwriters on its or their respective obligations hereunder, the Partnership shall, in addition to paying the amounts described in Section 4(n) hereof, reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

6. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the ETE Entities on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the ETE Entities of their obligations hereunder and to the following additional conditions precedent:

(a) The Partnership shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Vinson & Elkins L.L.P., counsel for the Partnership, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance reasonably satisfactory to Andrews Kurth LLP, counsel for the Underwriters, in the form set forth in Exhibit B hereto.

(b) The Partnership shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Robert A. Burk, Vice President and General Counsel and Secretary of ETP, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance reasonably satisfactory to Andrews Kurth LLP, counsel for the Underwriters, in form set forth in Exhibit C hereto.

(c) The Partnership shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, a letter substantially in the form of Exhibit D hereto, signed by the President and Chief Financial Officer of the General Partner, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters and with Annex A thereto containing a circle up of such items not addressed in the letters provided pursuant to Section 6(d) hereof as Andrews Kurth LLP, counsel for the Underwriters, shall reasonably request.

(d) You shall have received from each of (i) Grant Thornton LLP and (ii) Deloitte & Touche LLP customary comfort letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms approved by UBS, which letters shall cover, without limitation, the various financial disclosures, if any, contained in the Permitted Free Writing Prospectuses, if any.

(e) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Andrews Kurth LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to UBS.

(f) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected in writing.

(g) The Registration Statement, the Exchange Act Registration Statement and any registration statement required to be filed, prior to the sale of the Units, under the Act pursuant to Rule 424(b) shall have been filed and shall have become effective under the Act or the Exchange Act, as the case may be. If Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

(h) Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Preliminary Prospectuses or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(i) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (i) no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition, results of operations or prospects of the Partnership or the Energy Transfer Entities (taken as a whole) shall occur or become known and (ii) no transaction which is material and adverse to the Energy Transfer Entities (taken as a whole) has been entered into by any of the Energy Transfer Entities or become probable, the effect of which is, in the reasonable judgment of the Representatives, so material or adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Units as contemplated by the Prospectus.

(j) The ETE Entities will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of the President and Chief Financial Officer of the General Partner, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit E hereto.

(k) You shall have received each of the signed Lock-Up Agreements referred to in Section 4(v) hereof, and each such Lock-Up Agreement shall be in full force and effect on the date hereof and at the time of purchase and the additional time of purchase, as the case may be.

(l) The Partnership shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(m) The Units shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

(n) The NASD shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition, results of operations or prospects of the Energy Transfer Entities taken as a whole, which would, in the sole judgment of UBS, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (y) since the time of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Partnership Units or the Common Units on the NYSE; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the sole judgment of UBS makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (z) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Partnership, ETP or any other Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If UBS elects to terminate this Agreement as provided in this Section 7, the Partnership and each other Underwriter shall be notified promptly by telephone, confirmed in writing.

If the sale to the Underwriters of the Units, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the ETE Entities shall be unable to comply with any of the terms of this Agreement, the ETE Entities shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(n), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the ETE Entities under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8. Increase in Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Units to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of

Section 7 hereof) and if the number of Firm Units which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Units, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Units they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Units agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Units shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Units shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Units set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Partnership agrees with the non-defaulting Underwriters that it will not sell any Firm Units hereunder unless all of the Firm Units are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Partnership or selected by the Partnership with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Partnership for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Partnership or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Firm Units which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Units which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Partnership shall make arrangements within the five business day period stated above for the purchase of all the Firm Units which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the ETE Entities to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the ETE Entities. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9. Indemnity and Contribution.

(a) Each of the ETE Entities, jointly and severally, agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including, without limitation, the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, or any omission or alleged omission to state a material fact required to be stated in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Partnership or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, or (iii) the Directed Unit Program, except, with respect to this clause (iii), insofar as such loss, damage, expense, liability or claim is finally judicially determined to have resulted from the gross negligence or willful misconduct of the Underwriters in conducting the Directed Unit Program.

Without limitation of and in addition to its obligations under the other paragraphs of this Section 9, each of the ETE Entities, jointly and severally, agrees to indemnify, defend and hold harmless UBS-FinSvc and its partners, directors and officers, and any person who controls UBS-FinSvc within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including, without limitation, the reasonable cost of investigation) which, jointly or severally, UBS-FinSvc or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (1) arises out of or is based upon (a) any of the matters referred to in clauses (i) through (iii) of the first paragraph of this Section 9(a), or (b) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Partnership for distribution to Directed Unit Participants in connection with the Directed Unit Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (2) is or was caused by the failure of any Directed Unit Participant to pay for and accept delivery of Reserved Units that the Directed Unit Participant has agreed to purchase; or (3) otherwise arises out of or is based upon the Directed Unit Program, provided that the ETE Entities shall not be responsible under this clause (3) for any loss, damage, expense, liability or claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of UBS-FinSvc in conducting the Directed Unit Program. Section 9(a) shall apply equally to any Proceeding (as defined below) brought against UBS-FinSvc or any such person in respect of which indemnity may be sought against the ETE Entities pursuant to the immediately preceding sentence, except that the ETE Entities shall be liable for the expenses of one separate counsel (in addition to any local counsel) for UBS-FinSvc and any such person, separate and in addition to counsel for the persons who may seek indemnification pursuant to the first paragraph of this Section 9(a), in any such Proceeding.

(b) Each Underwriter severally agrees to indemnify, defend and hold harmless the ETE Entities, their directors and officers, and any person who controls the ETE Entities within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the ETE Entities or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the ETE Entities or an Underwriter (as applicable, the “indemnifying party”), such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to the indemnifying party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the indemnified party or parties unless the employment of such counsel shall have been authorized in writing by such indemnifying party in connection with the defense of such Proceeding or such indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) or (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the ETE Entities on the one hand and the Underwriters on the other hand from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the ETE Entities on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the ETE Entities, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same respective proportions as the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the ETE Entities, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Units. The relative fault of the ETE Entities on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the ETE Entities or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d) The ETE Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(e) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the ETE Entities and the Underwriters contained in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the ETE Entities, their directors or officers or any person who controls the ETE Entities within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units. The ETE Entities and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the ETE Entities, against any of the General Partner’s officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

10. Information Furnished by the Underwriters. The statements set forth in (i) the third to last paragraph on the cover page of the Prospectus (only as such statement relates to the size of the over-allotment option), (ii) the second and third sentences of the paragraph under the subheading “Commissions and Discounts” under the caption “Underwriting” in the Prospectus (only as such statements relate to selling concessions and reallowances), (iii) the second sentence in the paragraph under the subheading “Over-Allotment Option” under the caption “Underwriting” in the Prospectus, (iv) the paragraphs under the subheading “Price Stabilizations, Short Positions” under the caption “Underwriting” in the Prospectus (only as such statements relate to stabilization activities, syndicate covering transactions and penalty bids that may be undertaken by the Underwriters) and (v) the list of Underwriters, constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 9 hereof.

11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department and, if to the ETE Entities, shall be sufficient in all respects if delivered or sent to the ETE Entities at the offices of the Partnership at 2828 Woodside Street, Dallas, Texas 75204; Phone: (214) 981-0700; Fax: (214) 981-0701, Attention: John W. McReynolds, President and Chief Financial Officer.

12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the parties hereto consent to the jurisdiction of such courts and personal service with respect thereto. The parties hereto hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Partnership (on each of its behalf and, to the extent permitted by applicable law, on behalf of each of its equity holders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. ETE Entities agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon ETE Entities and may be enforced in any other courts to the jurisdiction of which ETE Entities are or may be subject, by suit upon such judgment.

14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and ETE Entities and to the extent provided in Section 9 hereof the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

16. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the ETE Entities and their successors and assigns and any successor or assign of any substantial portion of either of the ETE Entities’ and any of the Underwriters’ respective businesses and/or assets.

17. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

18. Absence of Fiduciary Relationship. The ETE Entities hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Partnership’s securities. The ETE Entities further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s- length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the ETE Entities, their management, security holders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Units, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the ETE Entities, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the ETE Entities hereby confirm their understanding and agreement to that effect. The ETE Entities and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the ETE Entities regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to the ETE Entities. The ETE Entities hereby waive and release, to the fullest extent permitted by law, any claims that the

ETE Entities may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the ETE Entities in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding between the ETE Entities and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the ETE Entities and the Underwriters, severally.

Very truly yours,

LE GP, LLC

By:	/s/ JOHN W. MCREYNOLDS
Name:	John W. McReynolds
Title:	President and Chief Financial Officer

ENERGY TRANSFER EQUITY, L.P.

BY:	LE GP, LLC, its general partner

	By:	/s/ JOHN W. MCREYNOLDS
	Name:	John W. McReynolds
	Title:	President and Chief Financial Officer

Signature Page to Energy Transfer Equity, L.P.

Underwriting Agreement

Accepted and agreed to as of the date

first above written, on behalf of

themselves and the other several

Underwriters named in

Schedule A

UBS SECURITIES LLC

WACHOVIA CAPITAL MARKETS, LLC

CREDIT SUISSE SECURITIES (USA) LLC

A.G. EDWARDS & SONS, INC.

RBC CAPITAL MARKETS CORPORATION

OPPENHEIMER & CO. INC.

RAYMOND JAMES & ASSOCIATES, INC.

STEPHENS INC.

By:	UBS SECURITIES LLC

	By:	/s/ MICHAEL JAMIESON
	Name:	Michael Jamieson
	Title:	Managing Director

By:	/s/ SAM PITTS
Name:	Sam Pitts
Title:	Managing Director

By:	WACHOVIA CAPITAL MARKETS, LLC

	By:	/s/ DAVID E. HUMPHREYS
	Name:	David E. Humphreys
	Title:	Director

By:	CREDIT SUISSE SECURITIES (USA) LLC

	By:	/s/ JEFFREY A. BALL
	Name:	Jeffrey A. Ball
	Title:	Director

Signature Page to Energy Transfer Equity, L.P.

Underwriting Agreement

SCHEDULE A

Underwriters

Underwriter	Number of Firm Units
UBS SECURITIES LLC	4,725,000
WACHOVIA CAPITAL MARKETS, LLC	4,725,000
CREDIT SUISSE SECURITIES (USA) LLC	3,570,000
A.G. EDWARDS & SONS, INC.	3,570,000
RBC CAPITAL MARKETS CORPORATION	1,680,000
OPPENHEIMER & CO. INC.	1,050,000
RAYMOND JAMES & ASSOCIATES, INC.	1,050,000
STEPHENS INC.	630,000

Total	21,000,000

Schedule A

SCHEDULE B

Energy Transfer Entities

Energy Transfer Entities	Jurisdiction of Formation
Energy Transfer Equity, L.P. (“Partnership”)	Delaware

LE GP, LLC (“General Partner”)	Delaware

Energy Transfer Partners, L.L.C. (“ETP GP LLC”)	Delaware

Energy Transfer Partners GP, L.P. (“ETP GP LP”)	Delaware

Energy Transfer Partners, L.P. (“ETP”)	Delaware

La Grange Acquisition, L.P. (“ETC OLP”)	Texas

Heritage Operating, L.P. (“HOLP”)	Delaware

Schedule B

SCHEDULE C

Jurisdictions of Foreign Qualification or Registration

Energy Transfer Entities	Foreign Jurisdictions

Energy Transfer Equity, L.P. (the “Partnership”)	None

LE GP, LLC (the “General Partner”)	None

Energy Transfer Partners, L.L.C. (“ETP GP LLC”)	Alabama, Arizona, California, Colorado, Florida, Georgia, Idaho, Illinois, Indiana, Kentucky, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, and Wyoming

Energy Transfer Partners, GP, L.P. (“ETP GP LP”)	Alabama, Arizona, California, Colorado, Delaware, Florida, Georgia, Idaho, Illinois, Indiana, Kentucky, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, Wyoming

Energy Transfer Partners, L.P. (“ETP”)	Oklahoma, Louisiana

LaGrange Acquisition, L.P. (“ETC OLP”)	Louisiana, Oklahoma

Heritage Operating, L.P. (“HOLP”)	Alabama, Arizona, California, Colorado, Florida, Georgia, Idaho, Illinois, Kentucky, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nevada, New Hampshire, New Mexico, New York, North Carolina, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, Wyoming.

Schedule C

SCHEDULE D

Permitted Free Writing Prospectuses

1. Issuer Free Writing Prospectus, dated January 26, 2006, as filed with the U.S. Securities and Exchange Commission pursuant to Rule 433 under the Securities Act of 1933, as amended (Registration Statement No. 333-128097).

2. Bona fide electronic road show for Energy Transfer Equity, L.P. (IPO), dated January 26, 2006, as made available through www.retailroadshow.com for the period from January 26, 2006 through February 2, 2006.

Schedule D

EXHIBIT A

LOCK-UP AGREEMENT

February 2, 2006

UBS SECURITIES LLC

Together with the other Underwriters

named in Schedule A to the Underwriting Agreement

referred to herein

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Energy Transfer Equity, L.P., a Delaware limited partnership (the “Partnership”), LE GP, LLC, a Delaware limited liability company and general partner of the Partnership (the “General Partner,” and together with the Partnership, the “ETE Entities”), and you and the other underwriters named in Schedule A to the Underwriting Agreement, with respect to the public offering (the “Offering”) of an aggregate of 21,000,000 common units (the “Units”), representing limited partner interests in the Partnership (the “Partnership Units”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of the Representatives (as defined in the Underwriting Agreement), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Partnership Units or any securities convertible into or exercisable or exchangeable for Partnership Units, or warrants or other rights to purchase Partnership Units or any such securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Partnership Units or any securities convertible into or exercisable or exchangeable for Partnership Units, or warrants or other rights to purchase Partnership Units or any such securities, whether any such transaction is to be settled by delivery of Partnership Units or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii) above. The foregoing sentence shall not apply to (a) the registration of the offer and sale of Partnership Units as contemplated by the Underwriting

Exhibit A-1

Agreement and the sale of Partnership Units to the Underwriters (as defined in the Underwriting Agreement) in the Offering, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement or (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned. Notwithstanding the foregoing, with your prior written consent, we may offer, issue and sell Partnership Units in a transaction not involving a public offering to purchasers who enter into an agreement with the Underwriters substantially in the form hereof.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Partnership Units in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of the Representatives, make any demand for, or exercise any right with respect to, the registration of Partnership Units or any securities convertible into or exercisable or exchangeable for Partnership Units, or warrants or other rights to purchase Partnership Units or any such securities.

Notwithstanding the above, if (a) during the period that begins on the date that is 15 calendar days plus three business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Partnership or ETP (as defined in the Underwriting Agreement) issues an earnings release or material news or a material event relating to the Partnership or ETP occurs; or (b) prior to the expiration of the Lock-Up Period, the Partnership or ETP announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is 15 calendar days plus three business days after the date on which the issuance of the earnings release or the material news or material event occurs.

In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering or with any issuance or sale by the Partnership of any equity or other securities before the Offering, except for any such rights as have been heretofore duly exercised.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership or ETP to facilitate the sale or resale of Units.

*     *     *

If (i) the Partnership notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the

Exhibit A-2

“time of purchase” (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:
Title:

Exhibit A-3

EXHIBIT A-1

LIST OF PARTIES SUBJECT TO LOCK-UPS

Name	Position

1. ETC Holdings, LP

2. Energy Transfer Investments, L.P.

3. John W. McReynolds	President and CFO

4. Ray C. Davis	Co-Chairman of ETE and Co-CEO and Co-Chairman of ETP

5. Kelcy L. Warren	Co-Chairman of ETE and Co-CEO and Co-Chairman of ETP

6. Kenneth A. Hersh	Director of GP

7. David R. Albin	Director of GP

8. Daniel Rioux	Director of GP

9. K. Rick Turner	Director of GP

10. Natural Gas Partners VI, L.P.

11. Kellen Holdings, LLC

12. Oasis Gas Partners LLC

13. Sowood Commodity Partners Fund LP

14. FHM Investments L.L.C.

15. FEM, L.P.*

16. Mackie McCrea	Senior VP of ETP

*	In respect of Class B Units

Exhibit A-1-1

Name	Position
17. John W. Daigh	VP and Treasurer of ETP
18. Directed Unit Participants purchasing in excess of $100,000.00 of Partnership Units

Exhibit A-1-2

EXHIBIT B

OPINION OF VINSON & ELKINS L.L.P.

February 8, 2006

UBS Securities LLC

Wachovia Capital Markets, LLC

Credit Suisse Securities (USA) LLC

As Representatives of the several Underwriters

A.G. Edwards & Sons, Inc.

RBC Capital Markets Corporation

Oppenheimer & Co. Inc.

Raymond James & Associates, Inc.

Stephens Inc.

as Managing Underwriters

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

This opinion is provided to you pursuant to Section 6(a) of the Underwriting Agreement dated as of February 2, 2006 (the “Underwriting Agreement”) among LE GP, LLC, a Delaware limited liability company (the “General Partner”), Energy Transfer Equity, L.P., a Delaware limited partnership (the “Partnership” and, together with the General Partner, the “ETE Parties”), and the Underwriters named in Schedule A thereto (the “Underwriters”), pursuant to which the Underwriters have agreed to purchase from the Partnership 21,000,000 common units (the “Units”) representing limited partner interests in the Partnership (the “Partnership Units”), including 3,150,000 Partnership Units pursuant to the Underwriters’ option to purchase additional Partnership Units, on the terms and for the purposes set forth in Section 2 of the Underwriting Agreement. Each capitalized term used but not otherwise defined herein shall have the meaning assigned to such term in the Underwriting Agreement.

We have acted as counsel to the ETE Parties in connection with the offer and sale by the Partnership of the Units. In connection with the opinions expressed below, we have examined the following:

Based on the foregoing, and subject to the qualifications and limitations set forth below, we are of the opinion that:

(a) Each of the Energy Transfer Entities has been duly formed and is validly existing in good standing as a limited partnership or limited liability company, as the case may be, under the laws of its respective jurisdiction of formation, with all partnership or limited liability company power and authority necessary to own or lease, as the case may be, and operate its properties and conduct its business in each case as described in the Prospectus, the preliminary

Exhibit B-1

prospectus of the Partnership, dated January 26, 2006, relating to the Units (the “Preliminary Prospectus”) and the preliminary free writing prospectuses attached hereto a Annex A (the “Permitted Free Writing Prospectuses”), and (i) in the case of the General Partner, to act as the general partner of the Partnership, (ii) in the case of ETP GP LLC, to act as the general partner of ETP GP LP, (iii) in the case of ETP GP LP, to act as the general partner of ETP and HOLP, (iv) in the case of LA GP to act as the general partner of ETC OLP, (v) in the case of each party to an Operative Document that is an Energy Transfer Entity, to execute and deliver the Operative Documents to which such Energy Transfer Entity is a party and to consummate the transactions contemplated thereby, and (vi) in the case of the General Partner and the Partnership, to execute and deliver the Underwriting Agreement and to consummate the transactions contemplated hereby. Each of the Energy Transfer Entities is duly registered or qualified as a foreign limited liability company, limited partnership or corporation, as the case may be, for the transaction of business under the laws of the jurisdictions set forth under its name on Schedule C of the Underwriting Agreement.

(b) (i) Ray C. Davis owns 23.8% of the issued and outstanding member interests in the General Partner; (ii) Kelcy L. Warren owns 23.8% of the issued and outstanding member interests in the General Partner; and (iii) Natural Gas Partners VI, L.P., a Delaware limited partnership (“NGP”), owns 52.4% of the issued and outstanding member interests in the General Partner; such member interests have been duly authorized and validly issued in accordance with the GP LLC Agreement; and each of Ray C. Davis, Kelcy L. Warren and NGP owns such member interests free and clear of all Liens, in each case, (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming each of Ray C. Davis, Kelcy L. Warren and NGP as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to us without independent investigation, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act.

(c) The General Partner is the sole general partner of the Partnership and, as of the Closing Date, the General Partner will own a 0.5% general partner interest in the Partnership (the “GP Interest”); such GP Interest has been duly authorized and validly issued in accordance with the Partnership Agreement as in effect at the time of purchase; and the General Partner owns the GP Interest interest free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to us without independent investigation, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act.

(d) As of the Closing Date, after giving effect to the Transactions and the Offering, the Partnership had an aggregate [                    ] issued and outstanding limited partner interests consisting of: (i) [                    ] Units owned by the limited partners of the Partnership existing immediately prior to the time of purchase and (ii) [                ] Units that were issued in this Offering. All of the outstanding Units and the limited partner interests represented thereby, have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303(a) and 17-607 of the Delaware LP Act and as described in the Prospectus, the Preliminary Prospectus and the Permitted Free Writing Prospectuses).

Exhibit B-2

(e) The Partnership owns 100% of the issued and outstanding member interests in ETP GP LLC; such member interests have been duly authorized and validly issued in accordance with the ETP GP LLC Agreement and are fully paid (to the extent required under the ETP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and the Partnership owns such member interests free and clear of all Liens, (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to us without independent investigation, other than (i) Liens created by or arising under Section 18-607 of the Delaware LLC Act and (ii) Liens arising under (x) the Existing Credit Agreement or (y) the New Credit Agreement.

(f) (i) ETP GP LLC is the sole general partner of ETP GP LP, with a 0.01% general partner interest in ETP GP LP; (ii) such general partner interest has been duly authorized and validly issued in accordance with the ETP GP LP Partnership Agreement; (iii) ETP GP LLC owns such general partner interest free and clear of all Liens, other than Liens arising under (x) the Existing Credit Agreement or (y) the New Credit Agreement; (iv) the Partnership owns 100% of the Class A limited partner interests of ETP GP LP and 50% of the Class B limited partner interests of ETP GP LP; (v) such limited partner interests have been duly authorized and validly issued in accordance with the ETP GP LP Agreement and are fully paid (to the extent required under the ETP GP LP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and as otherwise described in the Prospectus, the Preliminary Prospectus and the Permitted Free Writing Prospectuses); and (vi) the Partnership owns its limited partner interests in ETP GP LP free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware, or (B) otherwise known to us without independent investigation, other than (i) those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act or (ii) Liens arising under (x) the Existing Credit Agreement or (y) the New Credit Agreement.

(g) ETP GP LP is the sole general partner of ETP with a 2.0% general partner interest in ETP; such general partner interest has been duly authorized and validly issued in accordance with the ETP Partnership Agreement; and ETP GP LP owns the Incentive Distribution Rights; and ETP GP LP owns such general partner interest and Incentive Distribution Rights free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming ETP GP LP as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to us without independent investigation, other than (i) Liens created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act and (ii) Liens arising under (x) the Existing Credit Agreement or (y) the New Credit Agreement.

(h) As of [                    ], the issued and outstanding limited partner interests of ETP consisted of an aggregate [                    ] Common Units. As of the date of the Prospectus and the Closing Date, the [                    ] Common Units and the limited partner interests represented thereby and the 2,570,000 Class F Units have been duly authorized and validly issued in accordance with the ETP Partnership Agreement and are fully paid (to the extent required under

Exhibit B-3

the ETP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303(a) and 17-607 of the Delaware LP Act and as otherwise disclosed in the Prospectus, the Preliminary Prospectus and the Permitted Free Writing Prospectuses).

(i) The Units are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the NYSE.

(j) (i) LA GP is the sole general partner of ETC OLP, with a 0.1% general partner interest in ETC OLP, and such general partner interest has been duly authorized and validly issued in accordance with the ETC OLP Agreement; (ii) ETP GP LP is the sole general partner of HOLP, with a non-economic general partner interest in HOLP, and such general partner interest has been duly authorized and validly issued in accordance with the HOLP Agreement; (iii) LA GP and ETP GP LP own their general partner interests in ETC OLP and HOLP, respectively, free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming LA GP and ETP GP LP as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to us without independent investigation, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act; (iv) Heritage ETC L.P., a Delaware limited partnership (“Heritage ETC”), and Heritage LP Inc., a Delaware corporation (“Heritage LP”), are the sole limited partners of HOLP with a 99.999% limited partner interest and a 0.001% limited partner interest, respectively, in HOLP; (v) Heritage ETC is the sole limited partner of ETC OLP, with a 99.9% limited partner interest in ETC OLP; (vi) the limited partner interests in the OLPs have been duly authorized and validly issued in accordance with the applicable OLP Agreements and are fully paid (to the extent required under the applicable OLP Agreements) and nonassessable (except as such nonassessability may be affected by Section 6.07 of the Texas Revised Limited Partnership Act as to the limited partner interests in ETC OLP and Sections 17-303 and 17-607 of the Delaware LP Act as to the limited partner interests in HOLP and as otherwise described in the Prospectus); and (vii) such limited partner interests are owned free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Heritage ETC and Heritage LP as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to us without independent investigation, other than (i) Liens created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act or as described in the Prospectus and (ii) Liens arising under (x) the Existing Credit Agreement or (y) the New Credit Agreement.

(k) Assuming that the GP LLC Agreement has been duly authorized, executed and delivered by each of the members of the General Partner, (i) the GP LLC Agreement is a valid and legally binding agreement of each member of the General Partner, enforceable against each such member in accordance with its terms; (ii) the Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms, (iii) ETP GP LLC Agreement has been duly authorized and executed and validly delivered by the Partnership as the sole member of ETP GP LLC, and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; (iv) the ETP GP LP Agreement has been duly authorized and executed and validly delivered by ETP GP LLC, as the general partner of ETP GP LP, and each of the Partnership and

Exhibit B-4

ETI as the limited partners of ETP GP LP, and is a valid and legally binding agreement of each of ETP GP LLC, the Partnership and ETI, enforceable against each of them in accordance with its terms; (v) the ETP Partnership Agreement has been duly authorized and executed and validly delivered by ETP GP LP and is a valid and legally binding agreement of ETP LP GP, enforceable against ETP GP LP in accordance with its terms; (vi) the ETC OLP Agreement has been duly authorized and executed and validly delivered by each of LA GP and ETP and is a valid and legally binding agreement of each of LA GP and ETP, enforceable against each of them in accordance with its terms; and (vii) the HOLP Agreement has been duly authorized and executed and validly delivered by each of ETP GP LP and ETP and is a valid and legally binding agreement of each of ETP GP LP and ETP, enforceable against each of them in accordance with its terms.

(l) The Shared Services Agreement has been duly authorized, executed and delivered by each of the Partnership and ETP and is a valid and legally binding agreement of each such party, enforceable against each such party in accordance with its terms.

(m) The Units and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303(a) and 17-607 of the Delaware LP Act and as described in the Prospectus, the Preliminary Prospectus and the Permitted Free Writing Prospectuses).

(n) Except for rights that have been effectively complied with or waived, and other than as provided in the Voting and Transfer Rights Agreements, dated as of October 1, 2002, by and among the Partnership, the General Partner and the other parties thereto, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or member interests of the ETE Parties, in each case pursuant to the organizational documents of such entity. To our knowledge, none of (i) the filing of the Registration Statement or (ii) the offering, issuance or sale of the Units as contemplated by the Underwriting Agreement and the Partnership Agreement gives rise to any rights for or relating to the registration of any Partnership Units or other securities of the ETE Parties, other than as have been waived.

(o) Each of the ETE Parties has all requisite right, power and authority to execute and deliver the Underwriting Agreement and to perform its respective obligations thereunder. The Partnership has all requisite partnership power and authority to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in the Underwriting Agreement, the Partnership Agreement, the Registration Statement, the Prospectus, the Preliminary Prospectus and any Permitted Free Writing Prospectuses. All partnership and limited liability company action, as the case may be, required to be taken by the ETE Parties or any of their security holders, partners or members for (i) the authorization, issuance, sale and delivery of the Units, (ii) the due and proper authorization, execution and delivery of the Underwriting Agreement and each of the Operative Documents*, and (iii) the consummation of the transactions (including the

Exhibit B-5

Transactions*) contemplated by the Underwriting Agreement and the Operative Documents*, has been duly and validly taken.

(p) The Underwriting Agreement has been duly authorized and validly executed and delivered by each of the ETE Parties.

(q) None of (i) the offering, issuance and sale by the Partnership of the Units, (ii) the execution, delivery and performance of the Underwriting Agreement by the ETE Parties and the Operative Documents* by the ETE Parties, or (iii) the consummation by the ETE Parties of the transactions contemplated thereby (A) conflicts or will conflict with or constitutes or will constitute a violation of the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement or other organizational documents of any of the ETE Parties, or (B) results or will result in any violation of the Delaware LP Act, the Delaware LLC Act, the laws of the State of Texas or federal law; which violations, in the case of clause (B), would, individually or in the aggregate, have a Material Adverse Effect, or could materially impair the ability of any of the ETE Entities to perform their obligations under the Underwriting Agreement or the Operative Documents*; provided, however, that for purposes of this paragraph (p), we express no opinion with respect to federal or state securities laws or other antifraud laws.

(r) No permit, consent, approval, authorization, order, registration, filing or qualification (each, a “Consent”) of or with any federal, Delaware or Texas court, governmental agency or body having jurisdiction over the ETE Entities or any of their respective properties is required in connection with (i) the offering, issuance and sale by the Partnership of the Units, (ii) the execution, delivery and performance of the Underwriting Agreement by the ETE Parties, or (iii) the consummation by the ETE Parties of the transactions contemplated by the Underwriting Agreement, except (i) for such consents as required under the Act and the Exchange Act and the rules and regulations thereunder, and state securities or “Blue Sky” laws, as to which we express no opinion, (ii) for such consents which have been, or prior to the Closing Date will be, obtained, and (iii) for such consents which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

(s) No consent of or with any federal, Delaware or Texas court, governmental agency or body having jurisdiction over the ETE Parties, or any of their respective properties is required in connection with (i) the execution, delivery and performance of the Operative Documents* by the parties thereto, or (ii) the consummation of the transactions contemplated by the Operative Documents (including the Transactions* except (a) for such consents that have been obtained or made or (b) for such consents which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

(t) The descriptions of the Partnership Units that are included in the Prospectus, the Preliminary Prospectus and the Permitted Free Writing Prospectuses under the caption “Description of Our Units” in the Registration Statement insofar as such descriptions constitute a description of agreements or refer to statements of law or legal conclusions, are accurate and complete in all material respects; and the Units conform as to legal matters in all material respects to the descriptions thereof contained in the Prospectus, the Preliminary Prospectus and

Exhibit B-6

the Permitted Free Writing Prospectuses; and the statements in the Registration Statement, the Prospectus, the Preliminary Prospectus and the Permitted Free Writing Prospectuses under the captions “Our Cash Distribution Policy and Restrictions on Distributions,” “Partnership Agreement Provisions Relating to Cash Distributions,” “Description of Our Units,” “Description of Our Partnership Agreement,” “Energy Transfer Partners’ Cash Distribution Policy,” “Management,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” and “— Debt Obligations,” “Material Provisions of Energy Transfer Partners’ Partnership Agreement,” “Material Tax Consequences” and “Investment in Us by Employee Benefit Plans,” insofar as they constitute a description of contracts or legal proceedings or refer to statements of law or legal conclusions, are accurate and complete in all material respects.

(u) The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them.

(v) The Registration Statement was declared effective under the Securities Act on February 2, 2006; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such rule.

(w) The Registration Statement, the Prospectus, the Preliminary Prospectus and the Permitted Free Writing Prospectuses (except for the financial statements and the notes and the schedules thereto and the other financial or statistical information included in the Registration Statement, the Prospectus, the Preliminary Prospectus or the Permitted Free Writing Prospectuses or amendments or supplements thereto, as to which we express no opinion), appear on their face to comply as to form in all material respects with the requirements of the Act, the Exchange Act and the rules and regulations promulgated thereunder.

(x) None of the Energy Transfer Entities is nor, after giving effect to the Offering and sale of the Units, will be (i) an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, or (ii) a “public utility company” or “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(y) To our knowledge, there is no agreement, contract or other document to which any of the Partnership Parties or any of their subsidiaries is a party that is required to be described in the Registration Statement, the Prospectus, the Preliminary Prospectus or the Permitted Free Writing Prospectuses or to be filed as exhibits to the Registration Statement that are not described or filed as required.

In rendering the opinions expressed herein, with your permission, we have:

(A) relied in respect of matters of fact upon certificates of officers and representatives of the ETE Entities and upon information obtained from public officials,

Exhibit B-7

(B) assumed that all documents submitted to us as originals are authentic, that all copies submitted to us conform to the originals thereof, and that the signatures on all documents examined by us are genuine,

(C) assumed that the proceeds from the sale of the Units will be applied by the Partnership as described in the Prospectus,

(D) with respect to the opinions expressed in paragraph (a) above as to the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of the Energy Transfer Entities, based our opinions solely on certificates of foreign qualification or registration for each such entity provided by the Secretaries of State of the states listed on Schedule C to the Underwriting Agreement under its name,

(E) with respect to the opinion expressed in paragraph (d) regarding the number of Partnership Units of ETE outstanding on the Closing Date, relied upon the schedule of outstanding Partnership Units constituting part of the Partnership Agreement,

(F) with respect to the opinion expressed in paragraph (g) regarding the total number of Common Units of ETP outstanding on [                ], relied upon a certificate prepared by the Transfer Agent of ETP, and

(G) not expressed an opinion with respect to (i) any permits to own or operate any real or personal property or (ii) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the ETE Entities may be subject.

Our opinions as to enforceability in paragraphs (j) and (k) are subject to the qualification that enforcement may be limited by (i) principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunction or other equitable relief, (ii) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws or judicial decisions applicable to creditors’ rights and remedies or the collection of debtors’ obligations generally, and (iii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing. In addition, we express no opinion with respect to the following provisions to the extent that the same are contained in the agreements as to which such opinion is given: (i) provisions purporting to waive rights to notices, objections, demands, legal defenses or other benefits or rights that cannot be waived under applicable law; (ii) provisions releasing, exculpating, limiting liability to a specific amount, or exempting a party from, or requiring indemnification of a party for, liability; (iii) provisions that decisions by a party are conclusive or can be taken in such party’s sole discretion; (iv) provisions relating to delay or omission of enforcement of rights or remedies; (v) any provision under which the parties agree to agree in the future on an item, event or provision; (vi) provisions providing for indemnity or contribution to the extent such provisions may be sought to be enforced in connection with violations of federal or state securities laws; and (vii) provisions requiring that amendments be in writing.

Exhibit B-8

All references herein “to our knowledge” or “known to us” shall mean the actual knowledge of current attorneys within our firm who have devoted substantial time to the representation of the ETE Parties in connection with the transactions contemplated by the Underwriting Agreement.

We do not express any opinion as to any matters governed by any laws other than the Delaware LP Act, the Delaware LLC Act, the laws of the State of Texas and the federal laws of the United States of America. In addition, our opinions are based upon a review of those laws, statutes, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement.

The opinions and statements expressed herein are solely for your benefit in your capacity as Underwriters in connection with the offering described in the Underwriting Agreement and may not be relied upon by you for any other purpose and may not be used or relied upon for any purpose by any other person or entity without our prior written consent. Except for the use permitted herein, this opinion is not to be quoted or reproduced in whole or in part or otherwise referred to in any manner nor is it to be filed with any governmental agency or delivered to any other person without our prior written consent. This opinion speaks as of the date hereof, and we disclaim any obligations to update this letter in any respect.

Very truly yours,

*	To the extent that the “due authorization and authority,” “non-contravention” and “no consents” opinions set forth in paragraphs (o), (q) and (s), respectively, cover the Operative Agreements and/or the Transactions, Vinson & Elkins L.L.P. may rely on the legal opinion of Winston & Strawn LLP as to (i) the taking of all action needed to duly authorize, execute and deliver, and to consummate the transactions contemplated by, the Existing Credit Agreement and the New Credit Agreement, (ii) the non-contravention of the covered items with the Existing Credit Agreement and the New Credit Agreement, and (iii) the lack of consents arising under the Existing Credit Agreement and the New Credit Agreement.

Exhibit B-9

Vinson & Elkins shall deliver a separate letter to the effect that:

We have participated in conferences with officers and other representatives of the ETE Entities, representatives of the independent public accountants of the Partnership and your representatives and legal counsel, at which the contents of the Registration Statement, the Prospectus, the Preliminary Prospectus and the Permitted Free Writing Prospectuses and related matters were discussed. Based on such participation, no facts have come to our attention that lead us to believe that the Registration Statement, the Prospectus, the Preliminary Prospectus or the Permitted Free Writing Prospectuses (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, and (ii) other financial, statistical or reserve information included therein, as to which we do not comment), as of its effective date (in the case of the Registration Statement) or as of its date and as of each time of purchase (in the case of the Prospectus, the Preliminary Prospectus or the Permitted Free Writing Prospectuses) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, the Preliminary Prospectus or the Permitted Free Writing Prospectuses, in the light of the circumstances under which they were made) not misleading.

Exhibit B-10

EXHIBIT C

LETTER OF PRESIDENT AND CHIEF FINANCIAL OFFICER OF GENERAL PARTNER

February 8, 2006

UBS Securities LLC

Wachovia Capital Markets, LLC

Credit Suisse Securities (USA) LLC

A.G. Edwards & Sons, Inc.

RBC Capital Markets Corporation

Oppenheimer & Co. Inc.

Raymond James & Associates, Inc.

Stephens Inc.

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

I am the President and Chief Financial Officer of LE GP, LLC, a Delaware limited liability company (the “General Partner”). In that capacity, I have carefully reviewed the registration statement on Form S-1 (Registration No. 333-128097) filed by Energy Transfer Equity, L.P., a Delaware limited partnership (the “Partnership”), in connection with its initial public offering of 21,000,000 common units representing limited partnership interests (the “Offering”) and recently declared effective by the U.S. Securities and Exchange Commission (the “Registration Statement”). As the underwriters of the Offering, you have asked me, or individuals acting under my direction, to review certain numerical data included in the Registration Statement (collectively, the “Company Data”). The Company Data are attached as Annex A to this letter and fall into the following three categories as indicated by the marks included therein:

A	Data that tie to the internal accounting records of the Partnership and have been reviewed for accuracy and determined, after giving effect to rounding and the reasonable extrapolation of data from other data, to be accurate in all material respects.

B	Data that have been reviewed by operational personnel who are in a position to confirm the accuracy of the data and determined, after giving effect to rounding and the reasonable extrapolation of data from other data, to be accurate.

C	Other data, not verifiable through third party sources, that have been reviewed by me or individuals acting under my direction for accuracy and determined, after giving effect to rounding and the reasonable extrapolation of data from other data, to be accurate.

Exhibit C-1

Nothing has come to my attention that would lead me to believe that the Company Data are not accurate and complete, and on behalf of the General Partner and the Partnership I hereby certify that no aspect(s) of the Company Data cause(s) the Registration Statement and/or the prospectus included therein to contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This letter is being provided solely for your information as the underwriters of the Offering to assist you in conducting and documenting your investigation of the affairs of the Partnership in connection with the Offering, and this letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, except that this letter may be included in any collection of closing documents pertaining to the Offering and shall become a part of that record.

To evidence my certification as an officer of the General Partner of the foregoing information on behalf of the General Partner and the Partnership, I have set my hand to this letter on the date first written above.

LE GP, LLC

ENERGY TRANSFER EQUITY, L.P.

By:	LE GP, LLC, its general partner

By:
John. W. McReynolds
President and Chief Financial Officer

Exhibit C-2

EXHIBIT D

OPINION OF ROBERT A. BURK

February 8, 2006

UBS Securities LLC

Wachovia Capital Markets, LLC

Credit Suisse Securities (USA) LLC

As Representatives of the several Underwriters

A.G. Edwards & Sons, Inc.

RBC Capital Markets Corporation

Oppenheimer & Co. Inc.

Raymond James & Associates, Inc.

Stephens Inc.

as Managing Underwriters

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

1.	I am an active member in good standing of the Bars of the States of Oklahoma and Arkansas.

2.

I have participated in conferences with officers and other representatives of the ETE Entities, representatives of the independent public accountants of the General Partner, Partnership and the ETP Entities and representatives of the Underwriters at which the contents of the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses were discussed and, although I am not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus or any Permitted Free Writing Prospectuses, on the basis of the foregoing nothing has come to my attention that causes me to believe that (i) the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of its date, or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) the Preliminary Prospectus, as of its date, the date of the Underwriting Agreement or the date hereof, in each case together with any combination of one or more of the Permitted Free Writing Prospectuses attached hereto as Annex A and with the information relating to the public offering price of the Units as set forth on the cover page of the Prospectus, included or includes an untrue statement of a material fact or omitted or omits to state a material fact

Exhibit D-1

necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that I express no opinion in this paragraph 3 with respect to the financial statements and schedules, and other financial data derived therefrom, included in the Registration Statement, the Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus).

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

Exhibit D-2

EXHIBIT E

OFFICER’S CERTIFICATE

The undersigned, John W. McReynolds, President and Chief Financial Officer of LE GP, LLC, a Delaware limited liability company (the “General Partner”), which is the general partner of Energy Transfer Equity, L.P., a Delaware limited partnership (the “Partnership” and, together with the General Partner, the “ETE Entities”), on behalf of the ETE Entities, do hereby certify pursuant to Section 6(j) of that certain Underwriting Agreement dated February 2, 2006 (the “Underwriting Agreement”) among the ETE Entities and the several Underwriters named therein, that as of February 8, 2006:

1.	I have carefully reviewed the Registration Statement, each Preliminary Prospectus, the Prospectus and each Permitted Free Writing Prospectus.

2.	The representations and warranties of the ETE Entities as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3.	The ETE Entities have performed all of their obligations under the Underwriting Agreement as are to be performed at or before the date hereof.

4.	The conditions set forth in paragraphs (h) and (i) of Section 6 of the Underwriting Agreement have been met.

5.	The financial statements and other financial information included in the Registration Statement or the Prospectus fairly present the financial condition, results of operations and cash flows of the Partnership and the Subsidiaries as of and for the periods therein presented.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 8th day of February, 2006.

Name:	John W. McReynolds
Title:	President and Chief Financial Officer

Exhibit E-1